Exhibit 10(a)(1)

LAMAR ADVERTISING COMPANY

1996 EQUITY INCENTIVE PLAN

(as amended and restated through December 12, 2019)

1.	Purpose

The purpose of the Lamar Advertising Company 1996 Equity Incentive Plan (the “Plan”) is to attract and retain directors, key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company’s Class A Common Stock (the “Common Stock”).  Certain capitalized terms used herein are defined in Section 9 below.

2.	Administration

The Plan shall be administered by the Committee.  The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards.  The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan.  The Committee’s decisions shall be final and binding.  To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Internal Revenue Code (the “Code”), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.  In this regard, to the extent that the guidelines pursuant to Section 162(m) are applicable, not only will the Committee consist solely of two or more outside directors but said Committee shall be required to certify that any Performance Goals and/or other material terms associated with any Award have been satisfied prior to the payment of any Award.

3.	Eligibility

All directors, employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.  Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.	Stock/Cash Available for Awards

(a)Amount.  Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 17,500,000 shares of Common Stock.  If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan.  Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)Adjustment.

(i)For Awards issued prior to January 1, 2020, in the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to such outstanding Awards and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash bonus with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(ii)For Awards issued on or after January 1, 2020, subject to Section 8(e) below, in the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code), in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, and is hereby authorized to take any one or more of the following actions:

(1)Provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Subsection (b)(ii) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(2)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(3)To make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future; or

(4)To provide that the Award cannot vest, be exercised or become payable after such event.

Notwithstanding the foregoing: (x) any adjustments made pursuant to this subsection to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code unless the Participant consents otherwise; (y) any such adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code unless the Participant consents otherwise; and (z) the Committee shall not have the authority to make any such adjustments to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

(c)Limit on Individual Grants.  The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 350,000 shares and the maximum number of shares of Common Stock that may be granted as Restricted Stock, Unrestricted Stock Awards, Restricted Stock Units with respect to which Performance Goals apply under Section 7 below, to any Participant in the aggregate in any calendar year shall not exceed 350,000, subject to adjustment under subsection (b).  The maximum cash Award that may be issued to any Participant in any calendar year shall be $2,000,000.

5.	Stock Options

(a)Grant of Options.  Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options” or “ISOs”), and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options” or “NSOs”).  The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.  No Incentive Stock Options may be granted hereunder more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code.

(b)Terms and Conditions.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter.  The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.  If, after grant of an Option, the price of shares subject to such Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option.

(c)Payment.  No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company.  Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, Restricted Stock Units or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

(d)Unexercised Options and Other Rights.  To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any other Award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan.  If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.  To the extent that a share is subject to an outstanding Option, Stock Appreciation Right or other stock-based Award, such share shall reduce the share authorization by one share of stock.

(e)Annual Limit on Incentive Stock Options.  Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as NSOs.

(f)Restrictions on Repricing of Options.  Except as provided in Sections 4(b), 8(e), or 8(h), the terms of outstanding Options may not be amended to reduce the exercise price of outstanding Options or cancel, exchange, substitute, buyout or surrender outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval to the extent that stockholder approval is required by law or applicable exchange requirement.

6.	Stock Appreciation Rights

(a)Grant of SARs.  Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option.  SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.  The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

(b)Exercise Price.  The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined.  An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option.  SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine, but no less than Fair Market Value.

(c)Treatment of Dividend Rights.  No SAR shall include a right to dividends between the date of grant and date of exercise in the absence of a separate agreement in compliance with the requirements of Section 409A of the Code.

7.	Stock Awards

(a)Grant of Restricted or Unrestricted Stock.  Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards.  Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee or the applicable Restricted Stock Agreement during the Restricted Period.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine.  Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company.  At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.  The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”).

(b)Performance Awards.  The Committee may grant Performance Awards to eligible individuals.  The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee.

(c)Performance-Based Compensation.  The Committee may establish Performance Goals for the granting of Restricted Stock, Unrestricted Stock, Restricted Stock Unit Awards, the lapse of risk of forfeiture of Restricted Stock, cash incentives or other Performance Award.  The achievement of the Performance Goals shall be determined by the Committee.  Shares of Restricted Stock or Unrestricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine.  If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a performance period, which for these purposes means the period of service designated by the Committee applicable to an Award.  Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant.  With respect to awards issued prior to November 2, 2017, the Committee shall have the power to impose such other restrictions on Awards as it deems necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. In this regard, any performance criterion based on performance over time will be determined by reference to a period of at least one year.

(d)Other Stock Based Awards.  The Committee shall have the right to grant such Awards based upon the Common Stock having terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of warrants to purchase Common Stock or grant Restricted Stock Units.

8.	General Provisions Applicable to Awards

(a)Documentation.  Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant (an “Award Agreement”) specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b)Committee Discretion.  Each type of Award may be made alone, in addition to or in relation to any other Award.  The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.  Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(c)Dividends and Cash Awards.  In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

(d)Termination of Employment.  The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(e)Change in Control.

(i)For Awards issued prior to January 1, 2020, in order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions:  (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(ii)For Awards issued on or after January 1, 2020, notwithstanding any other provisions of the Plan, the provisions of this Section 8(e)(ii) shall apply to equity settled compensation awards in the event a Change in Control.  The Committee may, in any individual Award Agreement, provide for less favorable vesting provisions with respect to an equity settled Award, including forfeiture upon closing of a Change in Control, but may not provide for accelerated vesting in the absence of termination of employment in connection with or following a Change in Control.

(1)If a Participant is employed by the Company or one of its Affiliates on the date a Change in Control occurs and such employment is, within the 24 month period commencing on the effective date of such Change in Control, either involuntarily terminated by the Company or, if the Participant has an employment agreement which permits resignation for “good reason” the Participant resigns for “good reason” as defined in such employment agreement (each referred to as a “Qualifying Termination”), then immediately prior to such termination (A) each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse; provided that any Performance Award shall be determined under subparagraph (3) below; and (B) if the Award is an Option or SAR, the Award shall remain exercisable until the expiration of the remaining term of the Award.  The amount payable under clause (A) shall be paid in cash, shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following the date of the Participant’s Qualifying Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(2)Notwithstanding the provisions of Section 8(e)(ii), if any Award constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the timing of settlement of such Award pursuant to this Section 8(e)(ii) shall be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change in Control fails to constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(3)The vesting and settlement of Performance Awards in connection with a Change in Control shall be made in accordance with the following:

a.The amount payable with respect to Award shall be equal to the greater of (x) the amount payable if each of the Performance Goals shall be deemed to be satisfied at the target payment level, provided the Award shall be prorated based on the total number of days during the performance period prior to date of the Participant’s Qualifying Termination in relation to the total number of days during the performance period, or (y) the amount payable based on the actual performance for each of the performance criteria through the date of the Participant’s Qualifying Termination.

b.The amount payable under subparagraph (1) shall be paid in cash, shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following the date of the Participant’s Qualifying Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(f)Transferability.  In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.  The Committee may in its discretion waive any restriction on transferability.

(g)Loans.  The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

(h)Withholding Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant hereunder or otherwise.  In addition, a Participant may direct the Company to satisfy such Participant’s tax obligations through the withholding of shares of Common Stock otherwise to be acquired upon the exercise of payment of an Award, but only to the extent such withholding does not cause a charge to the Company’s financial earnings.

(i)Foreign Nationals.  Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j)Amendment of Award.  Subject to Section 5(f), the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option and enter into and execute any repricing transaction including but not limited to reducing the exercise price of such Award.  Any such action shall require the Participant’s consent unless:

(i)In the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or

(ii)In any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(k)Prohibition on Cash Settlement of Awards.  Except as provided in Sections 4(b), 8(e), or 8(h), the Company shall not cancel, buyout, or surrender all or any portion of an outstanding Award in exchange for cash.

(l)Limitations Applicable to Section 16 Persons and Performance-Based Compensation.  Notwithstanding any other provision of this Plan, any Option, Performance Award or other Award or Restricted Stock or Restricted Stock Unit granted to a Reporting Person who is subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations.  Furthermore, notwithstanding any other provision of this Plan, any Option or other Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any Treasury regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

(l)Approval of Plan by Stockholders.  This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan.  All Options, Awards, Restricted Stock and Restricted Units granted under the Plan prior to this restatement, which was approved by Shareholders, shall not be effected by the following sentence.  Options or other Awards may be granted and Restricted Stock or Restricted Stock Units may be awarded prior to such stockholder approval, provided that such Options or other Awards shall not be exercisable and such Restricted Stock or Restricted Stock Units shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Options previously granted shall be deemed Non-Qualified Options.

9.	Certain Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any cash bonus, Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit or other Performance Awards granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of one of the following events: (a) a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act), other than any Permitted Transferee (as such term is defined in the certificate of incorporation of the Company), is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company’s securities immediately before such merger or consolidation; (c) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (d) during any period of 24 consecutive months, individuals who were members of the Board of Directors who are not employees (“Directors”) at the beginning of the period cease to constitute at least a majority of the Board unless the election, or nomination for election by the Company’s shareholders, of more than one half of any new Directors was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the 24 month period.

Notwithstanding the foregoing provisions, to the extent that any payment or acceleration hereunder is subject to Section 409A of the Code as deferred compensation, the term Change in Control shall mean an event described in the foregoing definition of Change in Control that also constitutes a change in control event as defined in Treasury Regulation Section 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Class A Common Stock, $0.001 par value, of the Company.

“Company” means Lamar Advertising Company, a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to a share of Common Stock as of any date of determination, in the discretion of the Committee, (i) the closing price (on that date) of the Common Stock on the NASDAQ Stock Market, or any other principal national securities exchange the Common Stock is traded on; or (ii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market or another national securities exchange; or (iii) if shares of Common Stock are not publicly traded, the fair market value of such a share as determined by the Board in good faith after taking into consideration all facts which it deems appropriate and in accordance with applicable statutory and regulatory guidelines.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both.

“Performance Goals” means with respect to any designated performance period, one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code.  Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Measures” shall include, but not be limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

10.	Miscellaneous

(a)No Right to Employment.  No person shall have any claim or right to be granted an Award.  Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

(b)No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.  A Participant to whom Restricted Stock, Unrestricted Stock or Restricted Stock Unit is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

(c)Section 409A.  It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise and so provides in the terms of an Award Agreement, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.  Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) of the Code and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

(d)Forfeiture in Certain Circumstances (“Clawback”).  All Awards granted under the Plan will be subject to recoupment in accordance with any Clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

(e)Effective Date.  The Plan, as amended, shall be effective on January 1, 2020.

(f)Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

(g)Governing Law.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

As amended and restated by the Board of Directors on December 12, 2019.

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